Federated Limited
Duration Government Fund


Institutional Shares

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


                                                           -----------------------------------------------------------------
                                             Yield = 2{(   $8,108.68      -     $349.98       )+1)^6-1}=
                                                           -----------------------------------------------------------------
Computation of SEC Yield                                   166,520        *(    $10.05        -            0.00000    )
As of:  March 31, 1998
                                                           SEC Yield =          5.63%
                                                                                ==============

Dividend and/or Interest
Inc for the 30 days ended      $8,108.68

Net Expenses for               $349.98
the Period

Avg Daily Shares
Outstanding and entitled
to receive dividends           166,520

Maximum offering price         $10.05
per share as of 3/31/98

Undistributed net income       0.00000

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